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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)   August 14, 1997
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                       Pioneer Commercial Funding Corp.
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              (Exact Name of Registrant as Specified in Charter)


          New York                      0-24940                 13-376343
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(State or Other Jurisdiction          (Commission              (IRS Employer
    of Incorporation)                 File Number)          Identification No.)

     6650 Reseda Blvd., Reseda, CA                              91335
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(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code  (818) 776-0590
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(Former Name or Former Address, if Changed Since Last Report)
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On August 14, 1997, Arthur Andersen LLP was dismissed as the Registrant's independent certified public accountants. The decision to dismiss Arthur Andersen LLP was approved by the Registrant's Board of Directors. Arthur Andersen LLP had served as the Registrant's independent certified public accountants for each of the three years in the period ended March 31, 1997. Arthur Andersen LLP's report on the financial statements of the Registrant for each of those years did not contain an adverse opinion or disclaimer of opinion or was not qualified or modified as to uncertainty, audit, scope or accounting principles except that the reports for the fiscal years ended March 31, 1996 and 1995 were modified as to the Registrant's ability to continue as a going concern. There were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure during the Registrant's two most recent fiscal years and the interim period of April 1, 1997 through August 14, 1997.

Also effective as of August 14, 1997, the Registrant's Board of Directors engaged the firm of Grant Thornton to serve as its independent certified public accountants. The Registrant represents that it had not consulted with Grant Thornton at any time prior to their engagement with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements.

ITEM 7.  EXHIBITS

Exhibit 16 Letter from Arthur Andersen LLP regarding change in certifying accountants - to be filed with the Commission within ten business days after the date hereof but in no event later than two business days of receipt by the Registrant.

                                  SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PIONEER COMMERCIAL FUNDING CORP.

Date:  August 20, 1997                   By:    /s/ Glenda S. Klein
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                                            Glenda S. Klein
                                            Senior Vice-President and
                                            Chief Financial Officer